EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-
Effective Amendment No. 1 to Registration Statement No.
33-59683 of Enova Corporation on Form S-8 of our reports dated February 27, 1995 (which reports contain an emphasis paragraph referring to the consideration by San Diego Gas
& Electric Company of alternative strategies for Wahlco
Environmental Systems, Inc.), appearing in and incorporated by reference in the Annual Report on Form 10-
K of San Diego Gas & Electric Company for the year ended
December 31, 1994.


/s/ DELOITTE & TOUCHE LLP

San Diego, California
January 2, 1996